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                                                                    EXHIBIT (15)



COOPERS                             COOPERS & LYBRAND L.L.P.
& LYBRAND
                                         a professional services firm



November 5, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  SIERRA PACIFIC POWER COMPANY
     REGISTRATION STATEMENTS ON FORM S-3 AND S-8

We are aware that our report dated October 28, 1996, on our review of the interim financial information of Sierra Pacific Power Company for the period ended September 30, 1996, and included in the Company's quarterly report on Form 10-Q is incorporated by reference in the registration statements on Form S-3 of Sierra Pacific Resources for the Company's 2,000,000 shares of continuously offered stock plan (File No. 33-90284) and the Common Stock Investment Plan (File No. 333-4374), in the registration statements on Form S-8 of Sierra Pacific Resources for the Employees' Stock Purchase Plan and Employees' Stock Ownership Plan (File No. 2-92454), Executive Long-term Incentive Plan (File No. 33-87646) and the Non-Employee Director Stock Plan (File No. 33-48152), and in the registration statement on Form S-3 of Sierra Pacific Power Company for Series C Medium Term Notes (File No. 333-1374) and for the Company's 1,940,000 shares of Trust Originated Preferred Securities (File No. 333-4032). Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand international, a limited liability association incorporated in Switzerland.